                                                                     EXHIBIT 4.6


                            INDEMNIFICATION AGREEMENT

                                      among

                       FINANCIAL SECURITY ASSURANCE INC.,

                            PEOPLEFIRST FINANCE, LLC

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                            BARCLAYS CAPITAL INC. and

                           CREDIT SUISSE FIRST BOSTON




                          Dated as of December 1, 2000

                 $73,899,000 Class A-1 6.54% Asset Backed Notes

                 $200,000,000 Class A-2 6.37% Asset Backed Notes

                 $107,000,000 Class A-3 6.34% Asset Backed Notes

                 $144,101,000 Class A-4 6.43% Asset Backed Notes

                                TABLE OF CONTENTS

                                                                                 Page

Section 1.   Definitions............................................................1

Section 2.   Representations, Warranties and Agreements of Financial Security.......3

Section 3.   Representations, Warranties and Agreements of the Underwriter..........6

Section 4.   Indemnification........................................................6

Section 5.   Indemnification Procedures.............................................7

Section 6.   Contribution...........................................................8

Section 7.   Third-Party Beneficiaries..............................................9

Section 8.   Miscellaneous..........................................................9

EXHIBIT A - Opinion of Assistant General Counsel

                            INDEMNIFICATION AGREEMENT

                  INDEMNIFICATION AGREEMENT dated as of December 1, 2000, among FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), PEOPLEFIRST FINANCE, LLC (the "Company"), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BARCLAYS CAPITAL INC. and CREDIT SUISSE FIRST BOSTON (collectively, the "Underwriter").

         Section 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings provided below:

                  "Agreement" means this Indemnification Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Commission" means the Securities and Exchange Commission.

                  "Company Party" means any of the Company, its parent, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Securities Act) of any of the foregoing.

                  "Depositor" means ML Asset Backed Corporation.

                  "Federal Securities Laws" means the Securities Act, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the Public Utility Holding Company Act of 1935, each as amended from time to time, and the rules and regulations in effect from time to time under such Acts.

                  "Financial Security Agreements" means this Agreement, the Pledge Agreement, the Reserve Account Agreement and the Insurance Agreement.

                  "Financial Security Information" has the meaning provided in
Section 2(g) hereof.

                  "Financial Security Party" means any of Financial Security, its parent, subsidiaries and affiliates, and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Securities
Act) of any of the foregoing.

                  "Indemnified Party" means any party entitled to any indemnification pursuant to Section 4 hereof.

                  "Indemnifying Party" means any party required to provide indemnification pursuant to Section 4 hereof.

                  "Indenture" means the Indenture dated as of December 1, 2000 between the Trust and Wells Fargo Bank Minnesota, National Association, as trustee, as the same may be amended and supplemented from time to time in accordance with its terms.

                  "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of December 1, 2000, among Financial Security, the Trust, PF Funding II, LLC and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Losses" means (a) any actual out-of-pocket damages incurred by the party entitled to indemnification or contribution hereunder, (b) any actual out-of-pocket costs or expenses incurred by such party, including reasonable fees or expenses of its counsel and other expenses incurred in connection with investigating or defending any claim, action or other proceeding which entitle such party to be indemnified hereunder (subject to the limitations set forth in Section 5 hereof), to the extent not paid, satisfied or reimbursed from funds provided by any other Person other than an affiliate of such party (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person), plus (c) interest on the amount paid by the party entitled to indemnification or contribution from the date of such payment to the date of payment by the party who is obligated to indemnify or contribute hereunder at the statutory rate applicable to judgments for breach of contract.

                  "Note Policy" means the financial guaranty insurance policy delivered by Financial Security with respect to the Securities.

                  "Offering Document" means the Prospectus and any other material or documents delivered by the Underwriter or any Underwriter Party to any Person in connection with the offer or sale of the Securities.

                  "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or other organization or entity (whether governmental or private).

                  "Pledge Agreement" means the Pledge Agreement dated as of November, 1, 1999 among the Company, Wells Fargo Bank Minnesota, National Association f/k/a Norwest Bank Minnesota, National Association, as Collateral Agent, and Financial Security.

                  "Prospectus" means, collectively, the Prospectus, dated December 5, 2000, relating to the Securities, and the Prospectus Supplement.

                  "Prospectus Supplement" means the Prospectus Supplement dated December 8, 2000 relating to the Securities.

                  "Rating Agencies" has the meaning provided in the last paragraph of Section 2 hereof.

                  "Reserve Account Agreement" means the Master Reserve Account Agreement dated as of November 1, 1999, among the PF Funding II, LLC, Financial Security, the Collateral Agent and the Trustee specified therein, as supplemented by the Series 2000-1 Supplement to Reserve Account Agreement, dated June 1, 2000, among the same parties, the Series 2000-2 Supplement to Reserve Account Agreement, dated December 1, 2000, among the same parties and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                   "Securities" means the Trust's $73,899,000 6.54% Asset Backed Notes, Class A-1, $200,000,000 6.37% Asset Backed Notes, Class A-2, $107,000,000
6.34% Asset Backed Notes, Class A-3, and $144,101,000 6.43% Asset Backed Notes, Class A-4 described in the Offering Document and issued pursuant to the Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any rule or regulation in effect from time to time under such Act.

                  "Trust" means PeopleFirst.com Vehicle Receivables Owner Trust 2000-2.

                  "Underwriter Information" has the meaning provided in Section 3(c) hereof.

                  "Underwriter Party" means any of the Underwriter, their parents, subsidiaries and affiliates and any shareholder, director, officer, employee, or agent of the "controlling person" (as such item is used in the Securities Act) of any of the foregoing.

                  "Underwriting Agreement" means the Underwriting Agreement dated as of December 8, 2000 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representative on behalf of the several underwriters with respect to the offer and sale of the Securities, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         Section 2. Representations, Warranties and Agreements of Financial Security. Financial Security represents, warrants and agrees with the parties hereto as follows:

                  (a) Organization, Etc. Financial Security is a stock insurance company duly organized, validly existing and authorized to transact financial guaranty insurance business under the laws of the State of New York.

                  (b) Authorization, Etc. The Note Policy and the Financial Security Agreements have been duly authorized, executed and delivered by Financial Security.

                  (c) Validity, Etc. The Note Policy and the Financial Security Agreements constitute valid and binding obligations of Financial Security, enforceable against Financial Security in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, rehabilitation, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy or insolvency of Financial Security and to the application of general principles of equity and subject, in the case of this Agreement, to principles of public policy limiting the right to enforce the indemnification provisions contained herein.

                  (d) Exemption From Registration. The Note Policy is exempt from registration under the Securities Act.

                  (e) No Conflicts. Neither the execution or delivery by Financial Security of the Note Policy or the Financial Security Agreements, nor the performance by Financial Security of its obligations thereunder, will conflict with any provision of the certificate of incorporation or the bylaws of Financial Security nor result in a breach of, or constitute a default under, any material agreement or other instrument to which Financial Security is a party or by which any of its property is bound nor violate any judgment, order or decree or any law regulation or rule applicable to Financial Security of any governmental or regulatory body, administrative agency, court or arbitrator having jurisdiction over Financial Security (except that, in the published opinion of the Securities and Exchange Commission, the indemnification provisions of this Agreement, insofar as they relate to indemnification for liabilities arising under the Securities Act, are against public policy as expressed in the Securities Act and are therefore unenforceable).

                  (f) Financial Information. The consolidated balance sheets of Financial Security as of December 31, 1999 and December 31, 1998 and the related consolidated statements of income, changes in shareholder's equity and cash flows for the fiscal years then ended and the interim consolidated balance sheet of Financial Security as of September 30, 2000, and the related statements of income, changes in shareholder's equity and cash flows for the interim period then ended, furnished by Financial Security to the Underwriter, fairly present in all material respects the financial condition of Financial Security as of such dates and for such periods in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments) and since the date of the most current interim consolidated balance sheet referred to above there has been no change in the financial condition of Financial Security which would materially and adversely affect its ability to perform its obligations under the Note Policy.

                  (g) Financial Security Information. The information in the Prospectus Supplement set forth under the caption "The Insurer"(as revised from time to time in accordance with the provisions hereof, the "Financial Security Information") is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act.

         Within such limited scope of disclosure, however, as of the date of the Prospectus Supplement and as of the date hereof, the Financial Security Information does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (h) Additional Information. Financial Security will furnish to the Underwriter or the Company, upon request of the Underwriter or the Company, as the case may be, copies of Financial Security's most recent financial statements (annual or interim, as the case may be) which fairly present in all material respects the financial condition of Financial Security as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied except as noted therein (subject, as to interim statements, to normal year-end adjustments). In addition, if the delivery of a Prospectus relating to the Securities is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Securities, the Company or the Underwriter will notify Financial Security of such requirement to deliver a Prospectus and Financial Security will promptly provide the Underwriter with any revisions to the Financial Security Information that are in the judgment of Financial Security necessary to prepare a supplement to the Prospectus.

                  (i) Opinion of Counsel. Financial Security will furnish to the Underwriter and the Company, on the closing date for the sale of the Securities an opinion of its Assistant General Counsel, to the effect set forth in Exhibit A attached hereto, dated such closing date and addressed to the Company and the Underwriter together with any related consents from its auditors.

                  (j) Consents and Reports of Independent Accountants. Financial Security will furnish to the Underwriter, the Depositor and the Company, upon request, as comfort from its independent accountants in respect of its financial condition, (i) at the expense of the Person specified in the Insurance Agreement, a copy of the Prospectus, including either a manually signed consent or a manually signed report of Financial Security's independent accountants and (ii) the quarterly review letter by Financial Security's independent accountants in respect of the most recent interim financial statements of Financial Security.

Nothing in this Agreement shall be construed as a representation or warranty by Financial Security concerning the rating of its insurance financial strength by Moody's Investors Service, Inc. or its insurer financial strength by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or any other rating agency (collectively, the "Rating Agencies"). The Rating Agencies, in assigning such ratings, take into account facts and assumptions not described in the Prospectus and the facts and assumptions considered by the Rating Agencies, and the ratings issued thereby, are subject to change over time.

         Section 3. Representations, Warranties and Agreements of the Underwriter. The Underwriter represents, warrants and agrees with the parties hereto as follows:

                  (a) Compliance With Laws. The Underwriter will comply in all material respects with all legal requirements in connection with offers and sales of the Securities and make such offers and sales in the manner provided in the Offering Document.

                  (b) Offering Document. The Underwriter will not use, or distribute to other broker-dealers for use, any Offering Document in connection with the offer and sale of the Securities unless such Offering Document includes such information as has been furnished by Financial Security for inclusion therein and the information therein concerning Financial Security has been approved by Financial Security in writing. Financial Security hereby consents to the information in respect of Financial Security included in the Prospectus Supplement. Each Offering Document will include the following statement:

         "The Note Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law."

         Each Offering Document including financial information (other than financial information included in the Financial Security Information) with respect to Financial Security prepared in accordance with generally accepted accounting principles will include the following statement immediately preceding such financial information:

         "The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations."

                  (c) Underwriter Information. All material provided by the Underwriter for inclusion in the Offering Document (as revised from time to time, the "Underwriter Information"), insofar as such information relates to the Underwriter is true and correct in all material respects. In respect of the Prospectus Supplement, the Underwriter Information is limited to the information identified in the Underwriting Agreement as "Underwriter Information."

         Section 4. Indemnification.

                  (a) Financial Security agrees, upon the terms and subject to the conditions provided herein, to indemnify, defend and hold harmless each

         Company Party, each Underwriter Party and the Depositor against (i) any and all Losses incurred by them with respect to the offer and sale of the Securities and resulting from Financial Security's breach of any of its representations, warranties or agreements set forth in Section 2 hereof and (ii) any and all Losses to which any Company Party or Underwriter Party may become subject, under the Securities Act or otherwise, insofar as such Losses arise out of or result from an untrue statement of a material fact contained in any Offering Document or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Financial Security Information included therein in accordance with the provisions hereof.

                  (b) The Underwriter agrees, upon the terms and subject to the conditions provided herein, to indemnify, defend and hold harmless each Financial Security Party against (i) any and all Losses incurred by them with respect to the offer and sale of the Securities and resulting from the Underwriter's breach of any of its representations, warranties or agreements set forth in Section 3 hereof and (ii) any and all Losses to which any Financial Security Party may become subject, under the Securities Act or otherwise, insofar as such Losses arise out of or result from an untrue statement of a material fact contained in any Offering Document or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Underwriter Information included therein.

                  (c) Upon the incurrence of any Losses for which a party is entitled to indemnification hereunder, the Indemnifying Party shall reimburse the Indemnified Party promptly upon establishment by the Indemnified Party to the Indemnifying Party of the Losses incurred.

         Section 5. Indemnification Procedures. Except as provided below in
Section 6 with respect to contribution, the indemnification provided herein by an Indemnifying Party shall be the exclusive remedy of any and all Indemnified Parties for the breach of a representation, warranty or agreement hereunder by an Indemnifying Party; provided, however, that each Indemnified Party shall be entitled to pursue any other remedy at law or in equity for any such breach so long as the damages sought to be recovered shall not exceed the Losses incurred thereby resulting from such breach. In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle an Indemnified Party to be indemnified under this Agreement, such party shall give the Indemnifying Party written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof. The Indemnifying Party shall be entitled to participate in and, upon notice to the Indemnified Party, assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel satisfactory to the Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and
(B) the representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate or contrary to prudent practice, in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys in addition to any local counsel at any time for all the Company Parties, one such firm for all Underwriter Parties and one such firm for all Financial Security Parties, as the case may be, which firm shall be designated in writing by the Company in respect of the Company Parties, by the Underwriter in respect of the Underwriter Parties and by Financial Security in respect of the Financial Security Parties. The Indemnifying Party shall not be liable for any settlement of any such claim or action unless the Indemnifying Party shall have consented thereto or be in default in its obligations hereunder. Any failure by an Indemnified Party to comply with the provisions of this Section shall relieve the Indemnifying Party of liability only if such failure is prejudicial to the position of the Indemnifying Party and then only to the extent of such prejudice.

         Section 6. Contribution.

                  (a) To provide for just and equitable contribution if the indemnification provided by any Indemnifying Party is determined to be unavailable for any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the Losses arising from any breach of any of its representations, warranties or agreements contained in this Agreement on the basis of the relative fault of each of the parties as set forth in Section 6(b) below; provided, however, that an Indemnifying Party shall in no event be required to contribute to all Indemnified Parties an aggregate amount in excess of the Losses incurred by such Indemnified Parties resulting from the breach of representations, warranties or agreements contained in this Agreement.

                  (b) The relative fault of each Indemnifying Party, on the one hand, and of each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any representations, warranties or agreements contained in this Agreement relates to information supplied by, or action within the control of, the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such breach.

                  (c) The parties agree that Financial Security shall be solely responsible for the Financial Security Information and the Underwriter shall be solely responsible for the Underwriter Information and that the balance of each Offering Document shall be the responsibility of the Company.

                  (d) Notwithstanding anything in this Section 6 to the contrary, the Underwriter shall not be required to contribute an amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of any breach by the Underwriter of its representations or warranties contained in Section 3 hereof.

                  (e) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (f) Upon the incurrence of any Losses entitled to contribution hereunder, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution to the contributor of the Losses incurred.

         Section 7. Third-Party Beneficiaries. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder. This Agreement shall also inure to the benefit of the Depositor. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement which confer rights upon the Depositor shall be for the benefit of and run directly to the Depositor and the Depositor shall be entitled to rely on and enforce such covenants, subject, however, to the limitations on such rights provided in this Agreement and the Basic Documents.

         Section 8. Miscellaneous.

                  (a) Notices. All notices and other communications provided for under this Agreement shall be delivered to the address set forth below or to such other address as shall be designated by the recipient in a written notice to the other party or parties hereto:

         If to Financial Security:    Financial Security Assurance Inc.
                                      350 Park Avenue
                                      New York, NY 10022
                                      Attention: Senior Vice President -- Transaction Oversight
                                      Department (with a copy to the attention of the General
                                      Counsel)

                                      Re: PeopleFirst.com Vehicle
                                      Receivables Owner Trust, 2000-2,
                                      $73,899,000 Class A-1 6.54% Asset
                                      Backed Notes, $200,000,000 Class A-2
                                      6.37% Asset Backed Notes,
                                      $107,000,000 Class A-3 6.34% Asset
                                      Backed Notes and $144,101,000 Class
                                      A-4 6.43% Asset Backed Notes.

                                      Confirmation: (212) 826-0100
                                      Facsimile Nos.: (212) 339-3518,
                                      (212) 339-3529 (in each case in
                                      which notice or other communication
                                      to Financial Security refers to an
                                      Event of Default, a claim on the
                                      Note Policy or with respect to which
                                      failure on the part of Financial
                                      Security to respond shall be deemed
                                      to constitute consent or acceptance,
                                      then a copy of such notice or other
                                      communication should also be sent to
                                      the attention of each of the General
                                      Counsel and the Head-Financial
                                      Guaranty Group and shall be marked
                                      to indicate "URGENT MATERIAL
                                      ENCLOSED.")

         If to the Company:           PeopleFirst Finance, LLC
                                      401 West A Street, Suite 1000
                                      San Diego, CA  92101
                                      Attention: Randy Ellspermann, CFO
                                      Facsimile No: (619) 232-4565
                                      Confirm No: (619) 544-0815

         If to the Underwriter:       Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                      4 World Financial Center
                                      North Tower
                                      New York, New York 10080

                                      Barclays Capital Inc.
                                      222 Broadway, 7th Floor
                                      New York, New York 10038

                                      Credit Suisse First Boston
                                      11 Madison Avenue
                                      New York, New York 10010-3629

                  (b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (c) Assignments. This Agreement may not be assigned by any party without the express written consent of each other party. Any assignment made in violation of this Agreement shall be null and void.

                  (d) Amendments. Amendments of this Agreement shall be in writing signed by each party hereto.

                  (e) Survival, Etc. The indemnity and contribution agreements contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnifying Party, (ii) the issuance of the Securities or (iii) any termination of this Agreement or the Note Policy. The indemnification provided in this Agreement will be in addition to any liability which the parties may otherwise have and shall in no way limit any obligations of the parties to the Underwriting Agreement or the Insurance Agreement.

                  (f) Counterparts. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be duly executed and delivered as of the date first above written.

                                             FINANCIAL SECURITY ASSURANCE INC.


                                             By:  /s/ Robin Ginsberg
                                                ------------------------------
                                                  Name:  Robin Ginsberg
                                                  Title: Director


                                             PEOPLEFIRST FINANCE, LLC


                                             By:  /s/ Justin Tisler
                                                ------------------------------
                                                  Name:  Justin Tisler
                                                  Title: Treasurer


                                             BARCLAYS CAPITAL INC.

                                             By:  /s/ Jamie Pratt
                                                ------------------------------
                                                  Name:  Jamie Pratt
                                                  Title: Associate Director


                                             MERRILL LYNCH PIERCE, FENNER
                                             & SMITH INCORPORATED


                                             By:  /s/ Robert Little
                                                ------------------------------
                                                  Name:  Robert Little
                                                  Title: Vice-President


                                             CREDIT SUISSE FIRST BOSTON


                                             By:  /s/ John L. McWilliams IV
                                                ------------------------------
                                                  Name:  John L. McWilliams IV
                                                  Title: Vice-President

                                    EXHIBIT A

                      OPINION OF ASSISTANT GENERAL COUNSEL

                  Based upon the foregoing, I am of the opinion that:

         1. Financial Security is a stock insurance company duly organized, validly existing and authorized to transact financial guaranty insurance business under the laws of the State of New York.

         2. The Note Policy and the Financial Security Agreements have been duly authorized, executed and delivered by Financial Security.

         3. The Note Policy and the Financial Security Agreements constitute valid and binding obligations of Financial Security, enforceable against Financial Security in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, rehabilitation, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy or insolvency of Financial Security and to the application of general principles of equity and subject, in the case of the Indemnification Agreement, to principles of public policy limiting the right to enforce the indemnification provisions contained therein insofar as they relate to indemnification for liabilities arising under applicable securities laws.

         4. The Note Policy is exempt from registration under the Securities Act of 1933, as amended (the "Act").

         5. Neither the execution nor delivery by Financial Security of the Note Policy or the Financial Security Agreements, nor the performance by Financial Security of its obligations thereunder, will conflict with any provision of the certificate of incorporation or the bylaws of Financial Security or, to the best of my knowledge, result in a breach of, or constitute a default under, any agreement or other instrument to which Financial Security is a party or by which it or any of its property is bound or, to the best of my knowledge, violate any judgment, order or decree applicable to Financial Security of any governmental or regulatory body, administrative agency, court or arbitrator having jurisdiction over Financial Security (except that in the published opinion of the Securities and Exchange Commission the indemnification provisions of the Indemnification Agreement, insofar as they relate to indemnification for liabilities arising under the Act, are against public policy as expressed in the Act and are therefore unenforceable).

         In addition, please be advised that I have reviewed the description of Financial Security under the caption "The Insurer" in the Prospectus Supplement dated December 8, 2000 (the "Offering Document") with respect to the Securities. The information provided in the Offering Document with respect to Financial Security is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant under the Act in connection with the public offer and sale of securities of such registrant. Within such limited scope of disclosure, however, there has


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not come to my attention any information which would cause me to believe that the description of Financial Security referred to above, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no opinion is rendered with respect to any financial statements or other financial information contained or referred to therein).



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